EXHIBIT 99.1
                                  ------------
                                  PRESS RELEASE
                                  -------------




July 21, 2003



FOR IMMEDIATE RELEASE......................Photo Control Corporation, 4800
Quebec Avenue North, Minneapolis, MN (NASDAQ Small Cap-PHOC) reports earnings for the second quarter ending June 30, 2003.





SUMMARY OF EARNINGS                           THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                     JUNE 30                            JUNE 30
                                                     -------                            -------
                                              2003              2002              2003              2002
                                              ----              ----              ----              ----


Sales                                         $1,700,519        $2,027,180        $3,171,719        $3,730,655

Income(Loss) Before Income Tax                 (190,490)            43,976         (621,063)         (148,266)

Net Income(Loss)                               (190,490)            24,976         (507,063)          (98,266)

Net Income(Loss) Per Common Share-Basic            (.12)               .02             (.32)             (.06)

Net Income(Loss) Per Common Share-Diluted          (.12)               .02             (.32)             (.06)



Contact Person:
Curtis R. Jackels
President and C.E.O.
Photo Control Corporation